                                                                    Exhibit 5(b)


                                   APPENDIX A


                                         FEE PAYABLE TO ADVISER (AS A PERCENTAGE
FUNDS OF THE TRUST                      OF EACH FUND'S AVERAGE DAILY NET ASSETS)

Government Bond Fund                    0.45%
Asset Allocation Fund                   0.70%
Growth Opportunities Fund               0.65%
Large Company Growth Fund               0.65%
Equity Index Fund                       0.30%


THE ONE GROUP(R) INVESTMENT TRUST

By:
   ---------------------------------

Title:
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BANC ONE INVESTMENT ADVISORS
CORPORATION

By:
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Title:
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Dated: February 18, 1998
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